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                                                                     Exhibit 2.2

                            WESTLINKS RESOURCES LTD.
                           370, 800 - 6TH AVENUE S.W.
                            CALGARY, ALBERTA T2P 3G3
                                 (403) 261-2686
                                FAX: (403) 2704

August 12, 1999

Wells Gray Resort & Resources Ltd.
930, 300 - 5th Avenue S.W.
Calgary, Alberta T2P 3C4

Attention: Thomas J. Jacobsen, President

Dear Tom:

                     RE: ACQUISITION OF 759795 ALBERTA LTD.

As you know, we recently asked you to serve on the Board of Directors of Westlinks Resources Ltd. ("Westlinks") in order to utilize your years of experience and expertise in the oil and gas industry. Further to our recent discussions, we have determined that it is in Westlinks' best interests to pursue its business objectives through the company to which you are contracted to provide your expertise, knowledge, and industry contacts to carry out the business of the company, including without limitation the acquisition and disposition of oil & gas assets, acting as the operator of oil & gas assets, both on its own behalf and as contract operator for third parties; and planning and carrying out drilling operations, including the design of turnkey drilling programs, both on its own behalf and as contract operator for third parties.

Accordingly, this letter will serve as the agreement between your holding company, Wells Gray Resort & Resources Ltd. ("Wells Gray") and Westlinks for Westlinks to acquire all of the issued and outstanding shares of 759795 Alberta Ltd. (the "Corporation"):

1.   DEFINITIONS

In this Agreement, the following words and phrases shall have the following meanings:

(a) "Assets" means the assets of the Corporation, consisting of the Chevron Agreement, the Oil & Gas Offers, the Management Contract and the Option Agreement;

(b) "Chevron Agreement" means the letter agreement dated July 23, 1999 between Chevron Canada Resources Ltd. and Wells Gray for the acquisition by Wells Gray of certain oil and gas assets in the Bigoray area;
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(c)  "Corporation" means 759795 Alberta Ltd.;

(d)  "Effective Date" means the 12th day of August, 1999;

(e) "Financial Statements" means the unaudited financial statements of the Corporation for the period ended July 31, 1999;

(f) "Management Contract" means the management contract dated effective March 1, 1999 between Wells Gray and the Corporation.

(g) "Offers" collectively means the CHEVRON/Bigoray Offer, the MOBIL/Wayne Rosedale Offer, the GULF/Twining Offer and the Marathon/Twining Offer for which notices have been given to the Corporation by Wells Gray pursuant to the Option Agreement;

(h) "Option Agreement" means the option agreement dated effective March 1, 1999 between Wells Gray and the Corporation;

(i) "Shares" means all of the issued and outstanding shares of any class or series in the capital stock of the Corporation owned by Wells Gray.

2.   AGREEMENT FOR PURCHASE AND SALE

Wells Gray hereby agrees to sell and transfer all of its right and title and interest in and to the Shares to Westlinks, and Westlinks hereby agrees to purchase the Shares, subject to the terms and conditions set out herein.

3.   CONSIDERATION

The aggregate consideration payable by Westlinks for the Shares is the sum of Four Hundred Thousand Dollars ($400,000.00), receipt of which is hereby acknowledged by Wells Gray.

4.   REPRESENTATIONS AND WARRANTIES

(a) Wells Gray hereby represents and warrants to Westlinks, and acknowledges that Westlinks is relying upon these representations and warranties in purchasing the Shares, that as of the date hereof:

     (i) the Shares constitute all of the issued and outstanding shares of all classes or series in the capital stock of the Corporation;

     (ii) there are no outstanding options or warrants, or any shares reserved or set aside for issuance for any purpose, of any class or series of shares in the capital stock of the Corporation;

     (iii) there are no subsidiaries of the Corporation;
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     (iv)    the Financial Statements are true and accurate in all material respects;

     (v) there are no commitments or agreements to incur capital expenditures or make acquisitions of any nature with respect to either the Assets or the Corporation other than the Chevron Agreement and the Offers;

     (vi) there is no long term debt or secured debt respecting either the Assets or the Corporation;

     (vii) the Corporation's business have been conducted in all material respects in accordance and in full compliance with all applicable laws and regulations and in accordance with standard industry practice;

     (viii) the Assets are free and clear of all liens, adverse claims, charges and encumbrances created by, through or under Wells Gray or the Corporation;

     (ix) there are no outstanding or threatened defaults, claims, actions or disputes of any nature whatsoever respecting or pertaining to the Corporation or any Assets;

     (x) the Corporation has no outstanding contingent liabilities of any nature whatsoever;

     (xi) the Corporation is duly incorporated and validly subsisting under the laws of Alberta and is qualified to carry on business in each jurisdiction in which it is so required to be qualified;

     (xii) Wells Gray has legal and beneficial title to the Shares, free and clear of any liens, mortgages, hypothecations, or rights of any nature whatsoever for any person (other than Westlinks) to acquire the Shares or any of them or any interest of whatever nature therein;

     (xiii) Wells Gray has full right and authority to sell and transfer the Shares pursuant to the terms and conditions of this Agreement;

     (xiv) the sale of the Shares does not violate the terms and conditions of the constating documents of Wells Gray or any agreement or document to which it is a party or by which it is bound;

     (xv) Wells Gray is not a non-resident of Canada within the meaning of the Income Tax Act (Canada);

     (xvi) the Financial Statements fairly present the financial condition of the business of the Corporation as at the date thereof and the Financial Statements have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis, except as otherwise noted therein;
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     (xvii)  the Corporation has no employees and has no consultants or contract workers other than pursuant to the Management Contract;

     (xviii) the Corporation has no accrued or outstanding debts or liabilities except trade accounts in the ordinary course of business and except under the Chevron Agreement and the Management Contract;

     (xix) the Corporation has not incurred any obligation or liability, contingent or otherwise, for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation with respect to the sale of the Shares, and Wells Gray has not incurred any obligation or liability, contingent or otherwise, for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation with respect to the sale of the Shares for which either the Corporation or Westlinks shall be liable.

(b) Westlinks hereby represents and warrants to Wells Gray, and acknowledges that it is relying upon these representations and warranties in selling the Shares, that as at the date hereof:

     (i) it has full right and authority to purchase the Shares and fulfil its obligations pursuant to the terms and conditions of this Agreement;

     (ii) it is duly incorporated and validly subsisting under the laws of the Province of Alberta and is qualified to carry on business in each jurisdiction in which it is so required to be qualified;

     (iii) the purchase of the Shares does not violate the terms and conditions of the constating documents of Westlinks or any agreement or document to which it is a party or by which it is bound;

     (iv) Westlinks is not a "non-Canadian" within the meaning of the Investment Canada Act.

(c) The representations and warranties set out in subclauses (a) and (b) of this Clause 4 shall continue in full force and effect and shall survive the Closing for a period of one (1) year for the benefit of the party for whose benefit such representations and warranties were made; provided that no claim of action shall be commenced with respect to misrepresentation or breach of warranty unless written notice specifying such misrepresentation or breach in reasonable detail has been provided within sixty (60) days of the end of such one year period to the party making such representation or warranty.

(d) The representations and warranties set out in subclauses (a) and (b) of this Clause 4 shall be deemed to apply to all other assignments, conveyances, transfers and other documents conveying the Shares to Westlinks, and there shall not be any merger of any of such representations and warranties in such assignments, conveyances, transfers or other documents, notwithstanding any rule of law, equity or statute to the contrary, and all such rules are hereby waived.
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5.   COVENANTS AND INDEMNITIES

(a) Wells Gray hereby undertakes and covenants to obtain and forthwith deliver to Westlinks:

     (i) resignations of all of the Directors and Officers of the Corporation effective at the date hereof;

     (ii) the minute books and all corporate, financial records and contracts of the Corporation, including without limitation the Assets.

(b) Wells Gray hereby agrees to indemnify and save harmless Westlinks from and against any costs, expenses, liabilities, claims or damages of whatever nature arising or accruing to the account of the Corporation through August 11, 1999.

(c) Westlinks hereby agrees to indemnify and save harmless Wells Gray from and against any costs, expenses, liabilities, claims or damages of whatever nature arising or accruing to the account of the Corporation from and after August 12, 1999.

6.   GENERAL

(a) JURISDICTION: This Agreement and the purchase and sale of the Shares shall be governed by and construed in accordance with the laws of the Province of Alberta.

(b) ENUREMENT: This Agreement shall enure to the benefit of and be binding upon the parties hereto, their respective successors at law and permitted assigns.

Yours truly,

WESTLINKS RESOURCES LTD.

/s/ Thomas S. Bamford
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Thomas S. Bamford, President and C.O.O.

AGREED TO and accepted this 12th day of August, 1999.

WELLS GRAY RESORT & RESOURCES LTD.

Per: /s/ Thomas J. Jacobsen
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     Thomas J. Jacobsen, President